Exhibit 10.20

Management Consulting Advisory Agreement

Party A: Kashi Longrui Business Management Services Co., Ltd.

Add: Room 501, 14/F, Shaanxi Building, Headquarters Economy Area, Shenka Avenue, Kashi Economic Development Area, Kashi Prefecture, Xinjiang.

Party B: Aimin Kong

ID No:

Through friendly consultations between Party A and Party B, Party A decides to engage Party B as its annual management consultant and Party B agrees to serve as the management consultant to Party A. Party A and Party B hereby reach the following agreement through friendly consultations and on the basis of “equality, freewill, mutual benefit and long-term cooperation”.

I. Services, service mode and service period

The annual management consulting services provided by Party B hereunder include but not limited to basic enterprise management, enterprise development strategy, organizational management, human resources management and corporate culture building. For specific project requirements of Party A, Party B may also provide special management consulting services for specific projects using his expertise.

(I) Services

1. Basic enterprise management: provide guidance and advice on establishment of related management systems, management practices and management processes of Party A’s organization.

2. Enterprise development strategy: provide guidance and advice on formulation and implementation of the overall strategy, development strategy, business model, management model and various strategies of Party A’s organization.

3. Organizational management: provide guidance and advice on the setting of organizational structure, work process design for position set-ups, personnel allocation and staffing as well as organizational innovation and reformation of Party A’s organization.

4. Human resources management: provide guidance and advice on making human resources plan, establishment and innovation of job management system, performance management system and compensation management system, conducting talent recruitment and selection activities and implementing related human resources management systems of Party A’s organization.

5. Corporate culture: provide guidance and advice on corporate culture building and innovation, including establishment and innovation of corporate vision, corporate mission, purpose, business philosophy and management philosophy.

(II) Service mode. Party B shall participate in the meetings held by Party A in connection with corporate development on a regular basis and provide constructive consulting advice and opinion.

(III) Service period. This agreement will remain valid for one year, commencing from January 1, 2019 and expiring on December 31, 2019.

II. Consultant fee and payment terms

The fee for the enterprise management consulting services provided by Party B to Party A hereunder is 780000 Yuan/year. Party B shall provide Party A with long-term management consulting services and Party A shall pay Party B management consulting fee pursuant to this agreement.

III. Each party’s rights and obligations

(I) Party A’s rights and obligations

1. Party A has the right to require Party B to provide management consulting and management services in the quality, quantity and schedule required by Party A.

2. Party A has the right to require Party B to provide proposals for special management consulting projects in time and to have the full and complete intellectual property rights in and to the proposals so provided.

3. Party A shall provide Party B with the required materials in time and ensure such materials are true, lawful and valid.

4. Party A shall pay Party B consultant fee in time. Party A shall provide Party B with the transportation, communications, meal and accommodation during the service period at its sole costs.

(II) Party B’s rights and obligations

1. Party B undertakes and warrants that he has extensive work and management experience with the industry related to Party A and can provide Party A with management consulting services according to the quality, quantity and schedule required by Party A.

2. Party B may provide comments to the materials provided by Party A and may request Party A to provide further necessary materials.

3. Party B shall comply with the professional ethics and keep strictly confidential the business secrets of Party A.

4. Party B shall accept the comments and suggestions of Party A on quality of service and shall propose improvement measures.

5. Party B has the right to charge Party A the consultant fee in time.

6. Party B has the right to participate in important meetings of Party A related to the services set forth herein and to visit related personnel.

7. Party B has the right to require Party A to provide true documents and data of the company in connection with the services set forth herein.

8. Party B shall keep strictly confidential any and all documents and data provided by Party A hereunder. This subsection shall survive modification, expiration or termination of this agreement. Party B may not publicize or quote any related financial, investment, personnel or other data of Party A’s business operation without the prior written consent of Party A.

IV. Liabilities for default

1. If either party breaches any provision of this agreement and causes losses to the other party, the non-breaching party has the right to require the breaching party to be liable for any and all economic losses incurred due to its breaches.

V. Miscellaneous

1. This agreement is made in duplicates, one copy for each party. Any matter not specified herein may be incorporated into supplementary agreements to be executed after consultations between the two parties, and such agreements shall bear the same legal effect as this agreement.

2. This agreement shall take effect upon being signed and sealed by both parties.

3. Upon execution of this agreement, neither party may terminate this agreement unilaterally except as otherwise agreed upon by both parties or due to force majeure.

4. Any dispute arising hereunder shall be resolved by both parties through consultations. If consultation fails, either party may submit the dispute to the people’s court having competent jurisdiction over the place where Party A is located.

(The signature page follows)

Party A (corporate seal):

Authorized contact:

Date: 1/1/2019

Party B (signature):

Date: 1/1/2019

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